Exhibit 99.1

Truett-Hurst, Inc. Reports First Quarter FY16 Results

Healdsburg, California (November 10, 2015) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the first quarter of fiscal 2016 which ended on September 30, 2015.

First Quarter FY16 vs. FY15

Total net sales growth for the quarter was 5% (compared to the same quarter last year) with a consolidated gross margin of 34% and gross profit of $2.3 million.

Wholesale

•	Net sales of $5.1 million (+24% or $1 million)
•	Gross Margin of 26% (a decrease of 1.9 margin points)
•	Gross Profit of $1.3 million (+$0.2 million)

Direct to Consumer (DTC)

•	Net sales of $1.3 million (+19% or $0.2 million)
•	Gross Margin of 67% (an increase of 1.9 margin points)
•	Gross Profit of $0.8 million (+$0.2 million)

Internet

•	Net sales of $0.4 million (-65% or $0.8 million)
•	Gross Margin of 44% (a decrease of 3.9 margin points)
•	Gross Profit $0.2 million (-$0.4 million)
•	Because of the high variable costs associated with the prior years’ revenue, net income (before the non controlling interest) from The Wine Spies declined only $0.04 million.

Operating Expenses:

Operating expenses for the quarter were $2.5 million compared to $2.5 million in the same quarter last year. Sales & marketing and general & administrative expenses were flat versus the same quarter in the prior year at $1.6 million and $0.9 million respectively.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

“Our first quarter puts us on the right track for fiscal 2016,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO, “The wholesale and direct to consumer segments delivered a combined 23% growth rate this quarter versus the same quarter last year. Our focused strategy is resonating with our customers and we’re seeing signs of this focus in our first quarter numbers.”

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, November 10, 2015, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal 2016 First Quarter Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/11564.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10075815. The call will be available one hour after the end of the conference call through November 17, 2015 at 9:00 am ET.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the quarter ended September 30, 2015 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, for the period ended September 30, 2015. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2015, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2015	June 30, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,769	$1,679
Accounts receivable	3,587	2,797
Inventories	24,257	22,127
Bulk wine deposit	25	345
Other current assets	144	316
Total current assets	30,782	27,264

Property and equipment, net	5,879	5,751
Intangible assets, net	485	481
Other assets, net	419	407
Total assets	$37,565	$33,903

Liabilities and Equity
Current liabilities:
Credit facilities	$9,995	$9,034
Accounts payable and accrued expenses	6,531	4,176
Accrual for sales returns	518	524
Due to related parties	334	134
Current maturities of long term debt	532	368
Total current liabilities	17,910	14,236

Deferred rent liability	18	26
Long term debt, net of current maturities	3,504	3,272
Total liabilities	21,432	17,534

Commitments and contingencies (Note 6)

Equity:
Stockholders’ equity
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized none issued and outstanding at September 30, 2015 and June 30, 2015	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,031,995 issued and outstanding at September 30, 2015 and 4,010,120 issued and outstanding at June 30, 2015	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 8 issued and outstanding at September 30, 2015 and June 30, 2015	-	-
Additional paid-in capital	14,704	14,618
Accumulated deficit	(5,568)	(5,356)
Total Truett-Hurst, Inc. equity	9,140	9,266
Noncontrolling interests	6,993	7,103
Total equity	16,133	16,369
Total liabilities and equity	$37,565	$33,903

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Month Period Ended
	September 30,
	2015	2014
Sales	$6,978	$6,614
Less excise tax	(163)	(132)
Net sales	6,815	6,482

Cost of sales	4,471	4,047

Gross profit	2,344	2,435

Operating expenses:
Sales and marketing	1,581	1,565
General and administrative	910	943
(Gain) loss on disposal of assets	(1)	2
Total operating expenses	2,490	2,510
Loss from operations	(146)	(75)
Other income (expense):
Interest expense, net	(83)	(64)
Other	(93)	(9)
Total other expense	(176)	(73)
Loss before income taxes	(322)	(148)
Income tax expense	-	2
Net loss before noncontrolling interest	(322)	(150)
Net income attributable to noncontrolling interest: The Wine Spies, LLC	16	36
Net loss attributable to Truett-Hurst, Inc. and H.D.D. LLC	(338)	(186)
Less: Net loss attributable to noncontrolling interest: H.D.D. LLC	(126)	(86)
Net loss attributable to Truett-Hurst, Inc.	$(212)	$(100)

Net loss per share:
Basic and diluted	$(0.05)	$(0.03)

Weighted average shares used in computing net loss per share:
Basic and diluted
	4,027,183	3,750,472

TRUETT-HURST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Month Period Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net loss before noncontrolling interests	$(322)	$(150)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	155	154
Stock-based compensation	86	138
Deferred rent	(8)	(5)
Deferred taxes	-	(2)
Loss (gain) on fair value of interest rate swap	72	(5)
(Gain) loss on disposal of assets	(1)	2

Changes in operating assets and liabilities, net
Accounts receivable	(790)	(659)
Inventories	(2,130)	(6,481)
Bulk wine deposit	320	1,424
Other current assets	172	(15)
Accounts payable and accrued expenses	2,285	4,938
Accrual for sales returns	(6)	-
Due to related parties	200	(18)
Net cash provided by (used in) operating activities	33	(679)

Cash flows from investing activities:
Acquisition of property and equipment	(260)	(392)
Acquisition of intangible and other assets	(42)	(31)
Proceeds from sale of assets	2
Net cash used in investing activities	(300)	(423)

Cash flows from financing activities:
Net proceeds from line of credit	961	370
Proceeds from long-term debt	481	-
Payments on long-term debt	(85)	(83)
Net cash provided by financing activities	1,357	287

Net change in cash and cash equivalents	1,090	(815)
Cash and cash equivalents at beginning of period	1,679	5,567
Cash and cash equivalents at end of period	$2,769	$4,752

Supplemental disclosure of cash flow information:
Cash paid for interest	$81	$39
Cash paid for income taxes	$-	$2

For more information, contact:

Truett-Hurst, Inc.

Paul Forgue,

Chief Financial Officer & Chief Operations Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email: paul@truetthurstinc.com